THRC Holdings, LP SC 13D/A

Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on this Schedule 13D is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: June 5, 2023

Matthew D. Wilks

By: *

Matthew D. Wilks

Dan Wilks

By: *

Dan Wilks

Farris C. Wilks

By: *

Farris C. Wilks

Jo Ann Wilks

By: *

Jo AnnWilks

THRC Holdings, LP

By:    /s/ Javier Rocha

Javier Rocha

Attorney-in-Fact

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FARJO Holdings, LP, LLC By: /s/ Javier Rocha Javier Rocha Attorney-in-Fact

FARJO Management, LLC By: /s/ Javier Rocha Javier Rocha Attorney-in-Fact
Farris and Jo Ann Wilks 2022 Family Trust By: /s/ Javier Rocha Javier Rocha Attorney-in-Fact
*By: /s/ Javier Rocha Javier Rocha, Attorney-in-Fact